SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2003 (December 10, 2003)

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 961-1000

Item 5.	Other Events and Regulation FD Disclosure.

On December 10, 2003, Manpower Inc., a Wisconsin corporation (“Manpower”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 10, 2003, with Right Management Consultants, Inc., a Pennsylvania corporation (“Right”), and Hoosier Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Manpower (“Merger Sub”). In connection with the merger, Manpower entered into a tender and voting agreement (the “Tender and Voting Agreement”), dated as of December 10, 2003, with certain shareholders of Right. The Merger Agreement and the Tender and Voting Agreement are attached hereto as exhibits and incorporated herein by reference.

This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell Manpower Common Stock. Merger Sub has not commenced the Offer. Upon the commencement of the Offer, Manpower and Merger Sub will file with the Securities and Exchange Commission (the “Commission”) a tender offer statement on Schedule TO (the “Tender Offer Statement”) and a Registration Statement on Form S-4 (the “Registration Statement”), and Right will file with the Commission a solicitation/recommendation statement on Schedule 14D-9 (the “Recommendation Statement”). Shareholders of Right are advised to read the Tender Offer Statement, the Registration Statement and the Recommendation Statement when they become available, as they will contain important information about Right, Manpower, the Offer and the Merger. Shareholders of Right may obtain free copies of these statements, when available, from the Commission’s website at www.sec.gov, or at Right’s website at www.right.com or Manpower’s website at www.investor.manpower.com.

Item 7.	Exhibits.

Exhibit No.	Description

99.1	Agreement and Plan of Merger among Manpower Inc., Hoosier Acquisition Corp. and Right Management Consultants, Inc. dated as of December 10, 2003.

99.2	Tender and Voting Agreement among Manpower Inc. and certain shareholders of Right Management Consultants, Inc. dated as of December 10, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2003	MANPOWER INC.

	By:	/s/ MICHAEL J. VAN HANDEL

Michael J. Van Handel Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement and Plan of Merger among Manpower Inc., Hoosier Acquisition Corp. and Right Management Consultants, Inc. dated as of December 10, 2003.

99.2	Tender and Voting Agreement among Manpower Inc. and certain shareholders of Right Management Consultants, Inc. dated as of December 10, 2003.